September 30, 2010

We hereby consent to the inclusion of our Independent Auditors’ Report on the financial statements of DM Products, Inc. for the years ended December 31, 2009 and 2008 in DM Products, Inc.’s Form S-1/A-4 Registration Statement dated September 30, 2010.

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP
Henderson, Nevada